Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Freshpet, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements incorporated by reference herein.

/s/ KPMG LLP

Short Hills, New Jersey

December 12, 2014